Exhibit 10.106

AMENDMENT

TO

THEMAVEN, INC. 2019 EQUITY INCENTIVE PLAN

OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONQUALIFIED STOCK OPTION)

This AMENDMENT (the “Amendment”), dated as of June 3, 2021 (the “Effective Date”), to THEMAVEN, INC. 2019 EQUITY INCENTIVE PLAN OPTION AGREEMENT, by and between TheMaven, Inc. (the “Company”) and James Heckman (“Optionee” or “you”).

RECITALS:

The Company and Optionee entered into an Option Agreement, dated as of April 10, 2019 (the “Option Agreement”), issued under the TheMaven, Inc. 2019 Equity Incentive Plan (the “Plan”), which sets forth certain terms and conditions related to the option grant made by the Company to you to purchase up to 14,509,205 shares of common stock of the Company. The Company and Optionee agree to enter into this Amendment to modify certain terms and conditions of the Option Agreement solely as specified below.

Except as expressly provided herein, all other terms and conditions of the Option Agreements, except those in conflict with this Amendment, shall be unaffected by this Amendment and shall remain in full force and effect. Capitalized terms not defined in this Amendment will have the meanings given them in the Option Agreements. Any terms and conditions in conflict with this Amendment shall be superseded by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	The Option shall be reclassified as a Non-statutory Stock Option.

2.	Exhibit A of the Option Agreement is deleted in its entirety and the following is inserted in place thereof:

Exhibit A

Vesting and Forfeiture. Holder’s rights under this Option are subject to vesting and vesting contingencies (as described below) that must be satisfied before a corresponding portion of this Option may be exercised.

a. Currently Vested. As of the Effective Date, 2,000,000 shares shall be fully vested under this Option.

b. Performance-Vesting. The remaining portion of this Option shall be subject to performance-vesting, in a matter tied to Company’s stock price. Specifically, to become performance-vested (i) Company’s common stock must be listed on a national securities exchange registered with the Securities and Exchange Commission under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange”); and (ii) the price of Company’s common stock traded on the Exchange, based on a 45-day Volume Weighted Average Price (“VWAP”), during which time the average monthly trading volume of the common stock must be at least 15% of Company’s market capitalization (the “Stock Price”), must reach a Stock Price Target described in the chart below, at which point shares will be deemed performance-vested in number listed alongside that Stock Price Target shown in the following chart.

Stock Price Target	Number of Shares that performance-vests
$0.65	2,508,759
$1.00	3,333,482
$1.50	3,333,482
$2.00	3,333,482

3.	Notwithstanding the terms of the Plan or the Option Agreement, the Option Agreement shall be exercisable for the remainder of its full term.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year set forth above.

THEMAVEN, INC.	James Heckman

By:	By:
Name:	Name:
Title:	Title: